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                                                                    EXHIBIT 99.8

                            CONSENT OF PERSON NAMED
                         AS ABOUT TO BECOME A DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, E. Daniel James, hereby consent to be named as a person about to become a director of Blount International, Inc. in the Registration Statement on Form S-4 of Blount International, Inc. dated July 15, 1999.

                                        /s/ E. DANIEL JAMES
                                        __________________________
                                        E. Daniel James


Dated: